(c)  Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated April 10, 2002, with respect to the financial statements of Unzipped Apparel LLC appearing in Candie's Inc. Form 8-K/A for the event dated April 23, 2002, incorporated by reference in the Registration Statements on Form S-3 No. 33-62697, Form S-3 No. 333-7659, Form S-3 No. 333-27655,Form S-8 No. 333-49178, Form S-8 No. 333-68906 and Form S-8
No. 333-75658 and related Prospectuses of Candie's Inc.


                                                     /s/ Ernst & Young LLP

Los Angeles, California
July 3, 2002